[***] **CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.** [***]

PRIVATE PURCHASE AGREEMENT

December 21, 2022

Masterworks Gallery, LLC, acting as duly authorized agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
New York, NY 10281-2699
U.S.A.

PROPERTY:
YAYOI KUSAMA
Blue Pumpkin (OH)
acrylic on canvas
6 1/4 by 8 7/8 in. 15.9 by 22.5 cm. Executed in 1997.

This confirms our agreement for you to purchase the property shown above, subject to the Terms and Conditions set forth on the following page. This first page sets out some key information relating to the purchase. See the Terms and Conditions for additional information and the meaning of capitalized terms. The Terms and Conditions are an integral part of this agreement.

PRICE: You will pay us a Purchase Price of $475,000 for the Property.

SETTLEMENT: Your payment of the Purchase Price, plus any applicable taxes, is due no later than 30 days after the date you sign this agreement. Your obligation to pay the Purchase Price is subject to our receipt of the digital copy of the registration card for the Property and confirmation of such registration card with the artist's studio.

OTHER COSTS: We will bear the cost of packing and shipping the Property to your designated premises in Newark, Delaware, excluding the cost of in-transit insurance, which you will bear.

Please confirm your agreement by signing, dating and returning to us a copy of this agreement.

[***]

By	Date
Name	Title

ACCEPTED AND AGREED:

MASTERWORKS GALLERY, LLC, acting as duly authorized agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio

Signed	Date
Name	Title

TERMS AND CONDITIONS

1. Defined Terms. In this agreement, "we", "us" or "our" refers to [***] and any affiliated company offering property for sale under this agreement, and "Masterworks," "you" and "your" refer to the buyer(s) whose name(s) appears at the top of page 1. To make this agreement easier to read, we have given the following capitalized words a specific meaning:

Property: the item of property purchased by you under this agreement and listed on page 1.

Purchase Price: the price for the Property that is paid by you.

Seller: the seller of the Property.

[***]: [***], its subsidiaries and other companies within its corporate group.

2. Title. Title to the Property will pass to you when we receive full payment of the Purchase Price in good and immediately available funds.

3. Seller Representations and Warranties. We confirm to you that the Seller has represented and warranted to us and to you (as an intended beneficiary) that:

a. the Seller has (or the Seller's principal has) complete and lawful right, title and interest in the Property;

b. there are no claims or potential claims (including but not limited to claims by governments) to title or possession of the Property or other claims, legal proceedings, liens (except for federal or state estate tax liens, if any, with respect to which the underlying obligations shall be satisfied by the Seller as they come due), security interests, encumbrances or other restrictions on the Property, and the Seller has no knowledge of any facts or circumstances that may give rise to any claims;

c. good title to and right to possession of the Property will pass to you free of all liens, security interests, claims, restrictions and encumbrances;

d. the Seller has provided us with all information the Seller has concerning the Property, including but not limited to information concerning the Property's condition (including any damage or restoration), provenance, authenticity or attribution, and any information that may affect the salability or value of the Property; and the Seller has no reason to believe that the Property is inauthentic or misattributed;

e. there are no import or export violations, or duties or taxes that are owed, relating to the Property;

f. no applicable law, regulation or code in any jurisdiction has been or will be violated in the performance of the Seller's obligations under the agreement between the Seller and [***];

g. the Seller has no knowledge or reason to suspect that (i) the Property is connected with the proceeds of criminal activity, or (ii) the Seller is under investigation, charged with, or convicted of any substantive or predicate money laundering crime, terrorist activity, or act in violation of any anti-bribery or anti-corruption law, including the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act; and

h. the Seller (or the Seller's principal) is not (i) a person or entity subject to trade sanctions, embargoes or restrictions in any jurisdiction ("Sanctioned Person"), or (ii) owned or controlled by a Sanctioned Person; and the net sale proceeds will not be transferred to or used for the benefit of a Sanctioned Person.

4. Seller Indemnity. We confirm to you that the Seller has agreed to indemnify and hold us and you (as an intended beneficiary) harmless against any and all claims, causes of action, losses and liabilities, including reasonable attorneys' fees, relating to an inaccuracy or alleged inaccuracy or breach or alleged breach of any of the Seller's representations and warranties or obligations under our agreement with the Seller.

5. Buyer Representations and Warranties. You represent and warrant to us that:

a. you have no knowledge or reason to suspect that you are under investigation, charged with, or convicted of any substantive or predicate money laundering crime, terrorist activity, or act in violation of any anti-bribery or anti-corruption law, including the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act;

b. you (or your principal) are not (i) a person or entity subject to trade sanctions, embargoes or restrictions in any jurisdiction ("Sanctioned Person"), or (ii) owned or controlled by a Sanctioned Person; and none of the Purchase Price will be funded by a Sanctioned Person; and

c. you have full legal authority without any further action or other party's consent to enter into and perform this agreement and to make these representations and warranties; if you are an entity, the individual signing on your behalf is authorized to do so and the entity is duly organized, validly existing and in good standing in the jurisdiction where it is organized; if you are an agent, all commissions payable to you for this consignment have been authorized by your principal.

6. Buyer Indemnity. You shall indemnify and hold us harmless against any and all claims, causes of action, losses and liabilities, including reasonable attorneys' fees, relating to an inaccuracy or alleged inaccuracy or breach or alleged breach of any of your representations and warranties or obligations under this agreement.

7. Buyer Business Practices. For the avoidance of doubt, the parties acknowledge that Masterworks' standard business practices in securitization of artworks through a segregated portfolio of Masterworks Cayman SPC, as a single artwork owned by an individual Delaware LLC shall not, in any way, invalidate or negate any of the representations, warranties, guarantees, or obligations under this Agreement.

8. Failure to Pay. We may impose on you and retain for our account a late charge if payment is not received when due we will notify you in writing. If payment is not made within three (3) business days thereafter, we may cancel the sale of the Property to you.

9. Guarantee

a. We guarantee to you for a period of four years from the date the Property is sold that the authorship, period, culture or origin of each item of the Property is as set out in the bold or capitalized type heading in the description of such item on the first page of this agreement. This guarantee is not assignable, and it is applicable only to you and not to any subsequent owner or owners who acquire an interest in the Property.

b. Subject to the guarantee in Section 9(a) and the express representations and warranties of the Seller restated in Section 3, the Property is sold to you "AS IS," and neither we nor the Seller make any representation or warranty with respect to merchantability, fitness for a particular purpose, the physical condition, size, quality, rarity, importance, provenance, restoration, exhibitions, literature or historical relevance of the Property, and no statement anywhere, whether oral or written, will be deemed such a representation or warranty.

10. Rescission. We may rescind the sale of the Property if we reasonably determine (a) you are entitled to rescind the sale under the terms of the guarantee in Section 9(a) above, (b) any of your representations and warranties are inaccurate or breached in a manner that cannot reasonably be cured or has not been cured within ten (10) days after we have advised you of such inaccuracy or breach, or (c) the sale is illegal or has subjected or may subject us to liability. In any such case, your sole remedy, to the exclusion of any other remedy available to you by law or otherwise, is the refund of the Purchase Price in exchange for the Property, which must be returned to us in the same condition as when sold to you (normal wear and tear of a work of art of the Property's type excepted).

11. Limitation of Liability. The absolute limit of our liability and responsibility to you under this agreement will not exceed the Purchase Price actually paid by you, and we are not responsible for any special, incidental, consequential or punitive damages.

12. Taxes

a. You will pay any and all taxes and/or duties that may be due on your purchase of the Property.

b. No one within [***] has provided tax advice to you or for your benefit in connection with this agreement.

13. Co-Buyers; Agents. If you are buying the Property with one or more co-buyers, each buyer jointly and severally assumes the buyer's obligations and liabilities under this agreement. If you are an agent acting on behalf of a principal who is not signing this agreement, you and the principal jointly and severally assume the buyer's obligations and liabilities under this agreement.

14. Miscellaneous

a. This agreement will be governed by and construed in accordance with the laws of the State of New York. In the event of a dispute arising from or relating to this agreement, you will submit to the exclusive jurisdiction of the state courts of and the federal courts sitting in the State and County of New York.

b. This agreement is binding upon and effective for the benefit of your estate, heirs, executors, devisees, representatives, administrators, successors and assigns.

c. You may not assign your rights or delegate your obligations under this agreement without our prior written consent.

d. This agreement will automatically terminate and be null and void if we have not entered into a written agreement with the Seller that will allow us to undertake our obligations in this agreement.

e. This agreement, including any schedules, constitutes the entire agreement between us and you with respect to this consignment and supersedes all prior or contemporaneous written, oral or implied understandings, representations or agreements relating to the subject matter of this agreement. No provision of this agreement may be amended or waived unless you and we agree in a signed writing to do so.

f. The provisions in this agreement that by their nature are intended to survive termination or the completion of the transactions contemplated will so survive.

g. We may impose and retain a late charge of 1.5% per month on any amount you owe to [***] that is unpaid for more than 15 days after we notify you.

h. You will not disclose the terms of this agreement to any third party without our prior written consent, except to your attorneys or accountants on a need-to-know basis, or because of valid legal process compelling the disclosure, provided you first give us prompt written notice of such service of process and allow us an opportunity to seek a protective order. Notwithstanding the foregoing, you may disclose the terms of this agreement to the United States Securities Exchange Commission, but solely to the extent required to comply with applicable law.

i. If we receive a subpoena relating to the Property or the agreement, you shall pay us the costs we incur, including reasonable attorney's fees, in responding to the subpoena.

j. You will provide us, upon our request, verification of identity and any additional information required to comply with our Know Your Client ("**KYC**") requirements or to evidence your authority to sign this agreement. You agree to notify us if you are acting as agent, and further agree to disclose to us the identity of your principal and provide verification of identity for your principal and any additional information required to comply with our KYC requirements with respect to your principal. You acknowledge and agree that we may cancel this agreement if you fail to or until you satisfy our KYC requirements.

k. [***] will hold and process your personal information and may share it with another [***] company for use as described in, and in line with, [***] Privacy Policy published on [***] website at [***] or available on request by email to [***].

l. You have had the opportunity to consult an attorney of your choosing before signing this agreement, and we have not provided legal advice to you or for your benefit in connection with this agreement.

m. This agreement may be executed in counterparts, each of which will be deemed an original and together constitute one instrument. Signatures sent by facsimile or email transmission or other electronic signatures are valid and binding and will be deemed an original.

[***]

[***]

Masterworks Gallery, LLC
as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699 USA

Account number	[***]
Date	9 January 2023

Your successful purchase

Private Sale

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

- ## Invoice for $475,000.00

  Payment is due in accordance with the terms to which you have agreed. Your invoice gives instructions on how to pay.

- ## Shipping Quote

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

  For property being collected from our off-site facility at [***], please refer to our Property Collection information at [***].

- ## Providing identification

  We are unable to complete your transaction without proof of identification. Please provide us with this documentation as soon as possible.

Register on [***] today

Activate your online account to view invoices, statements, manage bids, bid online and check payment statuses.

To activate your account, email [***].

[***]

[***]

Masterworks Gallery, LLC
as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699 USA

Account number	[***]
Invoice number	[***]
Date	9 January 2023
Sale currency	USD

Invoice for Private Sale

YAYOI KUSAMA: Blue Pumpkin (OH), 1997, acrylic on canvas, 6 ¼ by 8 7/8 in. 15.9 by 22.5 cm.

Lot location	[***]
Purchase price	$475,000.00
Sales tax *0% of purchase price, including commission*	$0.00
Shipping to: 111 Alan Drive Newark DE 19711-8028 US	
Lot total	**$475,000.00**
Invoice total	**$475,000.00**

- **Payment of $475,000.00 is due according to the terms agreed**

This invoice replaces invoice number [***].

We can only accept payment from the buyer named on this invoice.

Bank transfers

- JP Morgan Chase Bank NA
  726 Madison Avenue

  New York NY10004

Account name	[***]
Account number	[***]
ABA routing number	[***]
SWIFT code	[***]

Please include your name, your account number ([***]) and invoice number ([***])

Credit Cards

[***] accepts payment by credit card for Visa, MasterCard, and American Express only. Payment by credit card may be made
(a) online at [***],
(b) by calling Post Sale Services at [***], or
(c) in person at [***] premises at the address noted above.

China Union Pay may be available for certain sales. Credit card payments may not exceed $50,000 per sale.

•

For assistance, please contact Post Sale Services
E [***]

Sales tax is based on the shipping location for each item.

[***]

[***]

Terms of sale

The sale of the property described on this invoice is subject to the following terms and conditions:

1 Unless otherwise agreed in writing by [***], payment is due immediately upon receipt of invoice. Title to the Property shall not pass to you until [***] has received full payment of the purchase price in good funds.

2 The Property is sold "AS IS" without any express or implied representation or warranty, including, without limitation, any representation or warranty as to authenticity, attribution, merchantability, fitness for a particular purpose, the physical condition, size, quality, rarity, importance, provenance, restoration, exhibitions, literature, or historical relevance of the Property and no statement anywhere, whether oral or in writing, shall be deemed such a representation or warranty.

3 Notwithstanding item 2 above, unless otherwise agreed to in writing with [***], if the Property is described in this invoice in CAPITALIZED TYPE (the "CAPITAL HEADING"), then [***] guarantees for a period of four years from the date of the sale of the Property and only to the original purchaser of record that the Property is as described in the CAPITAL HEADING. In the event [***] determines, in its sole discretion, that the Property description in the CAPITAL HEADING is incorrect, then your sole remedy, to the exclusion of any other remedy available to you by law or otherwise, shall be the refund of the purchase price paid in exchange for the Property which must be returned to [***] in the same condition as when sold to you. The benefits of this guarantee are not assignable and shall be applicable only to the original purchaser of record and shall apply unless otherwise agreed to in writing with [***].

4 The absolute limit of [***] liability and responsibility to you hereunder shall under no circumstances exceed the purchase price actually paid. [***] shall not be responsible for any special, incidental or consequential damages.

5 In any action or proceeding brought by [***] against you relating to this sale, you hereby consent and will submit to the jurisdiction of the state courts of, and federal courts sitting in, the State of New York. In any action or proceeding brought by you against [***] relating to this sale, you will bring such action or proceeding exclusively in the state courts of, and federal courts sitting in, the county of New York, the State of New York.

Payment

Payment is due immediately after the sale. It is [***] policy to accept payment only from the buyer named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- [***] accepts payment by credit card for Visa, MasterCard, and American Express only. China Union Pay may be available for certain sales. Credit card payments may not exceed $50,000 per sale. Payment by credit card may be made (a) online at [***], (b) by calling Post Sale Services at [***], or (c) in person at [***] premises at the address noted above.
  Wire/ Bank transfer in US Dollars
- Personal checks drawn in US Dollars (made payable to [***]) Certified,
- banker's draft and cashier's checks with a face amount over$10,000 drawn in USD

Whilst personal and company checks (drawn in US Dollars) are accepted, property will not be released until such checks have cleared, unless you have a pre-arranged check acceptance agreement (the application form is available from Post Sale Services). It is against [***] general policy to accept payments in the form of cash and cash equivalents as defined under applicable law.

Bank transfers should be sent to:

JP Morgan Chase Bank NA, 726 Madison Avenue, New York, NY 10004

Account name	[***]
Account number	[***]
ABA routing number	[***]
SWIFT code	[***]

Please instruct your bank to include your name, [***] account number and invoice number.

Sales and use tax

New York sales tax is charged on the hammer price, buyer's premium and any other applicable charges on any property picked up or delivered in New York State, regardless of the state or country where the purchaser resides or does business. Purchasers who wish to use their own shipper who is not considered a "common carrier" by the New York Department of Taxation and Finance will be charged New York sales tax on the entire charge regardless of the destination of the property. Please refer to "Information on Sales and Use Tax Related to Purchases at Auction" in the back of the catalogue.

Liability for loss or damage

Unless otherwise agreed by [***], all purchased property must be removed from our premises by the purchaser at his expense no later than 30 calendar days following the sale of the property. Buyers are reminded that under [***] Conditions of Sale, [***] liability for loss or damage for uncollected property ceases 30 calendar days after the date of sale.

Request for identification

[***] requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, driver's license or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping services

[***] offers a comprehensive shipping service. If you received a shipping quote or have any questions about the services we offer, please contact Post Sale Services.

Exporting property

The export of certain property from the US or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licenses. The denial of any license or delay in obtaining such license shall not justify cancellation or rescission of the sale or any delay in payment.

If you require any further information about the export of your property, please contact Post Sale Services.

Collection

In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorization for anyone collecting on your behalf. Please include the person's full name and the property to be collected.

[***] Financial Services

Treasure the art, unlock the value. Find out more about financing alternatives that may be available for you with [***] Financial Services at [***]

Contact information

Post Sale Services (Mon - Fri 9am to 5pm)
T [***]
E [***]